EXHIBIT 13.3
CERTIFICATION OF DR. WERNER BRANDT, CHIEF FINANCIAL OFFICER OF SAP AG
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of SAP AG (the “Company”) on Form 20-F for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that, to his knowledge:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

Date March 26, 2009		/s/ Dr. Werner Brandt
	Name:	Dr. Werner Brandt
	Title:	Chief Financial Officer
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.